Exhibit 99
Silicon Labs Reports Second Quarter 2025 Results
Wireless IoT leader posts 33% year-over-year growth and earns industry-first security distinction
AUSTIN, Texas – August 5, 2025 – Silicon Labs (NASDAQ: SLAB), the leading innovator in low-power wireless, reported financial results for the second quarter, which ended July 5, 2025.
“The Silicon Labs team delivered strong sequential and year-over-year revenue growth of 9% and 33%, respectively, while also driving improved profitability,” said Matt Johnson, President and Chief Executive Officer at Silicon Labs. “Moving forward, we believe we are uniquely positioned to outperform the market underpinned by our industry-leading solutions, share gains, and consistent execution.”
Second Quarter Financial Highlights
•Revenue was $193 million
•Industrial & Commercial revenue for the quarter was $110 million, up 25% year-over-year
•Home & Life revenue for the quarter was $83 million, up 45% year-over-year
Results on a GAAP basis:
•GAAP gross margin was 56.1%
•GAAP operating expenses were $131 million
•GAAP operating loss was $23 million
•GAAP diluted loss per share was $(0.67)
Results on a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the below GAAP to Non-GAAP reconciliation tables were as follows:
•Non-GAAP gross margin was 56.3%
•Non-GAAP operating expenses were $107 million
•Non-GAAP operating income was $1 million
•Non-GAAP diluted earnings per share was $0.11
Business Highlights
•Announced the upcoming general availability of the SiXG301 - Silicon Labs' first Series 3 device and the world's first device to achieve PSA Level 4 iSE/SE certification. This milestone reinforces Silicon Labs' long track record of industry-first achievements and sets a new benchmark for trusted embedded computing.
•Introduced the upcoming SiXG302 Series 3 device, expected to sample next year with new-to-industry energy efficiency and wireless performance targeting both Bluetooth and Matter applications, setting another industry performance benchmark.
•Announced the sixth annual Works With developer conference series - returning this fall with in-person events in Austin, Shenzhen, and Bangalore, followed by a global virtual event. Works With 2025 will bring together business leaders, engineers, and ecosystem partners to explore emerging trends in wireless connectivity, security, Matter, and the growing role of artificial intelligence and machine learning in IoT development.

Business Outlook
The company expects third-quarter revenue to be between $200 to $210 million. The company also estimates the following results:
On a GAAP basis:
•GAAP gross margin to be between 57% to 58%
•GAAP operating expenses of approximately $130 million to $133 million
•GAAP diluted loss per share between $(0.60) to $(0.20)
On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the reconciliation tables:
•Non-GAAP gross margin to be between 57% to 58%
•Non-GAAP operating expenses of approximately $107 million to $110 million
•Non-GAAP diluted earnings per share between $0.20 to $0.40
Earnings Webcast and Conference Call
Silicon Labs will host an earnings conference call to discuss the quarterly results and answer questions at 7:30 am CDT today. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. In addition, the company will post an audio recording of the event at investor.silabs.com and make a replay available through September 4, 2025.
About Silicon Labs
Silicon Labs (NASDAQ: SLAB) is the leading innovator in low-power wireless connectivity, building embedded technology that connects devices and improves lives. Merging cutting-edge technology into the world's most highly integrated SoCs, Silicon Labs provides device makers the solutions, support, and ecosystems needed to create advanced edge connectivity applications. Headquartered in Austin, Texas, Silicon Labs has operations in over 16 countries and is the trusted partner for innovative solutions in the smart home, industrial IoT, and smart cities markets. Learn more at silabs.com
Forward-Looking Statements
This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: fluctuating changes in global trade policies, including the imposition of tariffs, duties, trade sanctions, or other barriers to international commerce; the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment, including disruptions in the financial services industry; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including in the Middle East, and between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including in the Middle East, and conflict between Taiwan and China); risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; the impact of public health crises on the U.S. and global economy; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks;

cyber-attacks against Silicon Labs’ products and its networks; risks associated with any material weakness in our internal controls over financial reporting; and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.
Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.
CONTACT: Thomas Haws, Investor Relations Manager, (512) 416-8500, investor.relations@silabs.com

Silicon Laboratories Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 5, 2025	June 29, 2024	July 5, 2025	June 29, 2024
Revenues	$192,845	$145,367	$370,559	$251,742
Cost of revenues	84,736	68,784	164,673	120,090
Gross profit	108,109	76,583	205,886	131,652
Operating expenses:
Research and development	87,821	85,909	176,040	166,559
Selling, general and administrative	43,155	38,695	84,793	72,248
Operating expenses	130,976	124,604	260,833	238,807
Operating loss	(22,867)	(48,021)	(54,947)	(107,155)
Other income (expense):
Interest income and other, net	3,833	2,790	7,626	5,522
Interest expense	(251)	(263)	(535)	(772)
Loss before income taxes	(19,285)	(45,494)	(47,856)	(102,405)
Provision for income taxes	2,532	36,663	4,431	36,278
Net loss	$(21,817)	$(82,157)	$(52,287)	$(138,683)

Loss per share:
Basic	$(0.67)	$(2.56)	$(1.61)	$(4.33)
Diluted	$(0.67)	$(2.56)	$(1.61)	$(4.33)

Weighted-average common shares outstanding:
Basic	32,682	32,124	32,570	32,018
Diluted	32,682	32,124	32,570	32,018

Non-GAAP Financial Measurements
In addition to the GAAP results provided throughout this document, Silicon Labs has provided non-GAAP financial measurements on a basis excluding non-cash and other charges and benefits. Details of these excluded items are presented in the tables below, which reconcile the GAAP results to non-GAAP financial measurements.
The non-GAAP financial measurements do not replace the presentation of Silicon Labs’ GAAP financial results. These measurements provide supplemental information to assist management and investors in analyzing Silicon Labs’ financial position and results of operations. Silicon Labs has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended July 5, 2025
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Other Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$192,845

Gross profit	108,109	56.1%	$457	$—	$—	$108,566	56.3%

Research and development	87,821	45.5%	12,101	3,342	—	72,378	37.5%

Selling, general and administrative	43,155	22.4%	7,333	—	755	35,067	18.2%

Operating expenses	130,976	67.9%	19,434	3,342	755	107,445	55.7%

Operating income (loss)	(22,867)	(11.9%)	19,891	3,342	755	1,121	0.6%

	Three Months Ended July 5, 2025
Non-GAAP Earnings (Loss) Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Other Costs*	Income Tax Adjustments	Non- GAAP Measure
Net income (loss)	$(21,817)	$19,891	$3,342	$755	$1,592	$3,763

		Shares Excluded Due to Net Loss
Diluted shares outstanding	32,682	206				32,888

Diluted earnings (loss) per share	$(0.67)					$0.11
*Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook
(In millions, except per share data)

Three Months Ended October 4, 2025
Business Outlook	GAAP Measure	Non-GAAP Adjustments**	Non-GAAP Measure
Gross margin	57% to 58%	—%	57% to 58%

Operating expenses	$130 to $133	$(23)	$107 to $110

Diluted earnings (loss) per share	$(0.60) to $(0.20)	$0.60 to $0.80	$0.20 to $0.40
**Non-GAAP adjustments include the following estimates: stock compensation expense of $21.6 million, intangible asset amortization of $2.3 million, and the application of a long-term non-GAAP tax rate of 20%.

Silicon Laboratories Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	July 5, 2025	December 28, 2024
Assets
Current assets:
Cash and cash equivalents	$314,459	$281,607
Short-term investments	101,081	100,554
Accounts receivable, net	56,496	54,479
Inventories	80,871	105,639
Prepaid expenses and other current assets	64,841	59,754
Total current assets	617,748	602,033
Property and equipment, net	131,283	132,136
Goodwill	376,389	376,389
Other intangible assets, net	27,719	36,499
Other assets, net	67,926	75,617
Total assets	$1,221,065	$1,222,674
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$58,161	$42,448
Deferred revenue and returns liability	3,856	3,073
Other current liabilities	58,657	52,362
Total current liabilities	120,674	97,883
Other non-current liabilities	39,311	44,770
Total liabilities	159,985	142,653
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock – $0.0001 par value; 250,000 shares authorized; 32,815 and 32,458 shares issued and outstanding at July 5, 2025 and December 28, 2024, respectively	3	3
Additional paid-in capital	111,562	78,227
Retained earnings	949,434	1,001,721
Accumulated other comprehensive income	81	70
Total stockholders’ equity	1,061,080	1,080,021
Total liabilities and stockholders’ equity	$1,221,065	$1,222,674

Silicon Laboratories Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	July 5, 2025	June 29, 2024
Operating Activities
Net loss	$(52,287)	$(138,683)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	12,701	13,152
Amortization of other intangible assets	8,780	12,160
Stock-based compensation expense	39,605	29,455
Deferred income taxes	1,504	29,784
Changes in operating assets and liabilities:
Accounts receivable	(2,017)	(11,918)
Inventories	24,631	28,123
Prepaid expenses and other assets	5,112	20,723
Accounts payable	12,812	(19,341)
Other current liabilities and income taxes	8,377	(13,624)
Deferred revenue and returns liability	783	1,206
Other non-current liabilities	(6,965)	(6,703)
Net cash provided by (used in) operating activities	53,036	(55,666)

Investing Activities
Purchases of marketable securities	(32,507)	(17,700)
Sales of marketable securities	14,986	34,538
Maturities of marketable securities	17,019	97,458
Purchases of property and equipment	(13,549)	(5,577)
Proceeds from sale of equity investment	—	12,382
Net cash provided by (used in) investing activities	(14,051)	121,101

Financing Activities
Payments on debt	—	(45,000)
Payment of taxes withheld for vested stock awards	(13,752)	(15,213)
Proceeds from the issuance of common stock	7,619	8,108
Net cash used in financing activities	(6,133)	(52,105)

Increase in cash and cash equivalents	32,852	13,330
Cash and cash equivalents at beginning of period	281,607	227,504
Cash and cash equivalents at end of period	$314,459	$240,834